Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(230,025,343)
Unrealized Gain (Loss) on Market Value of Futures	(111,168,600)
Interest Income	77,536
ETF Transaction Fees	25,000
Total Income (Loss)	$(341,091,407)

Expenses
Investment Advisory Fee	$731,980
Brokerage Commissions	209,376
Tax Reporting Fees	99,200
NYMEX License Fee	38,914
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	10,211
Legal Fees	10,156
SEC & FINRA Registration Fees	6,850
Total Expenses	$1,120,276
Net Gain (Loss)	$(342,211,683)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/10	$1,739,446,626
Additions (29,600,000 Units)	1,036,895,243
Withdrawals (5,900,000 Units)	(201,761,047)
Net Gain (Loss)	(342,211,683)

Net Asset Value End of Period	$2,232,369,139
Net Asset Value Per Unit (65,700,000 Units)	$33.98

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502